Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 No. 333-198870 of our report dated July 25, 2014, relating to the financial statements of DBV Technologies S.A., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Associés

Represented by Fabien Brovedani

Neuilly-sur-Seine, France

October 15, 2014